EXHIBIT 23











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (File Nos. 33-61949, 33-52786, 33-36609 and 33-23837) of the A.G. Edwards,
Inc. 1988 Incentive Stock Plan on Form S-8 of our report dated April 20, 2000, appearing in and/or incorporated by reference in the Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 29, 2000.







/s/ Deloitte & Touche LLP
May 26, 2000
St. Louis, Missouri